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                                  EXHIBIT 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in this Form 8-K of Epitope, Inc., of our report dated November 6, 1996, relating to the financial statements of Andrew and Williamson Sales, Co., which appear in such Form 8-K.

We also consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3 (Numbers 33-68510, 33-67618, 33-57246, 33-52920, 33-42841, 33-39166, 33-631067, and 33-
32673), Form S-8 (Numbers 33-63220, 33-63218, 33-41712, 33-13416, 33-21545,
33-82788, and 33-60789), and Form S-4 (Number 333-15705) of Epitope, Inc. of
our report dated November 6, 1996, appearing under Item 7 of this Form 8-K.




Boros & Farrington, APC


December 24, 1996